Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Artivion	Gilmartin Group LLC
Lance A. Berry	Brian Johnston / Laine Morgan
Executive Vice President &	Phone: 332-895-3222
Chief Financial Officer	investors@artivion.com
Phone: 770-419-3355

Artivion Reports First Quarter 2025 Financial Results

First Quarter Highlights:

•Achieved revenue of $99.0 million in the first quarter of 2025 versus $97.4 million in the first quarter of 2024, an increase of 2% on a GAAP basis and 4% on a non-GAAP constant currency basis
•Net loss was $(0.5) million, or $(0.01) per fully diluted share and non-GAAP net income was $2.5 million, or $0.06 per fully diluted share in the first quarter of 2025
•Adjusted EBITDA increased 1% to $17.5 million in the first quarter of 2025 compared to $17.3 million in the first quarter of 2024
•30-day data from Endospan’s NEXUS TRIOMPHE IDE trial presented at the AATS Annual Meeting demonstrated a 63% reduction in the major adverse event (MAE) rate compared with reference performance goal
•Submitted the clinical module of the pre-market approval application (PMA) to the FDA for the AMDS Hybrid Prosthesis

ATLANTA, GA – (May 5, 2025) – Artivion, Inc. (NYSE: AORT), a leading cardiac and vascular surgery company focused on aortic disease, today announced financial results for the first quarter ended March 31, 2025.

“I am pleased with our first quarter results as we returned to normal operations following our previously disclosed cybersecurity incident while making substantial progress on our strategic growth initiatives. As anticipated, our performance was driven by year-over-year growth in stent grafts of 14%, On-X of 10%, and BioGlue of 7%, all compared to the first quarter of 2024. On a constant currency basis, year-over-year stent grafts, On-X, and BioGlue grew 19%, 11% and 9%, respectively. Our strong product revenue growth of 14% on a constant currency basis was tempered by a 23% decrease in preservation services revenue due to the short-term backlog in tissue processing operations caused by the cybersecurity incident. We are pleased with our team’s progress to date in returning to standard tissue processing times, as we outpaced our initial expectations enabling stronger than anticipated first quarter performance,” said Pat Mackin, Chairman, President, and Chief Executive Officer.

Mr. Mackin added, “Given our strong first quarter performance, we are raising the midpoint of our full year revenue expectations for 2025 and remain confident in our ability to grow adjusted EBITDA at twice the rate of constant currency revenue growth.”

Mr. Mackin concluded, “We were also pleased to see Endospan present positive new clinical data for its NEXUS aortic stent graft system at the AATS Annual Meeting in May. Trial data out to 30 days met its primary endpoints and demonstrated statistically significant improvement in clinical outcomes compared with the goals set in the investigational protocol. With these outcomes, we believe NEXUS remains on track for FDA approval in the second half of 2026 and we look forward to Endospan sharing 1-year follow up data next year.”

First Quarter 2025 Financial Results
Total revenues for the first quarter of 2025 were $99.0 million, an increase of 2% on a GAAP basis and 4% on a non-GAAP constant currency basis, both compared to the first quarter of 2024.

Net loss for the first quarter of 2025 was $(0.5) million, or $(0.01) per fully diluted common share, compared to net income of $7.5 million, or $0.18 per fully diluted common share for the first quarter of 2024. Non-GAAP net income for the first quarter of 2025 was $2.5 million, or $0.06 per fully diluted common share, compared to non-GAAP net income of $2.6 million, or $0.06 per fully diluted common share for the first quarter of 2024. Non-GAAP net income for the first quarter of 2025 includes pretax gains related to foreign currency revaluation of $2.9 million.

2025 Financial Outlook

Artivion is raising the midpoint of its revenue guidance and now expects full year 2025 revenue to be in the range of $423 to $435 million, representing growth of 11% to 14% on a constant currency basis compared to 2024. While current exchange rates would provide incremental upside to our as-reported revenue guidance range, the Company is not revising its FX assumptions at this time given ongoing volatility in the foreign exchange environment.

Additionally, Artivion continues to expect adjusted EBITDA growth of between 18% and 28% for the full year 2025 compared to 2024, resulting in an expected range of $84 to $91 million for 2025.

The Company's financial performance for 2025 and future periods is subject to the risks identified below.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income and diluted EPS, EBITDA, adjusted EBITDA, non-GAAP general, administrative, and marketing expenses, and free cash flows. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with US GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. The Company's non-GAAP revenues are adjusted for the impact of changes in currency exchange. The Company’s non-GAAP net income, EBITDA, adjusted EBITDA, general, administrative, and marketing, and free cash flows results primarily exclude (as applicable) depreciation and amortization expense, interest income and expense, non-cash compensation expense, loss or gain on foreign currency revaluation, income tax expense or benefit, business development, integration, and severance income or expense, loss on extinguishment of debt, non-cash interest expense, capital expenditures, and other non-recurring items.

The Company generally uses non-GAAP financial measures to facilitate management's review of the operational performance of the Company and as a basis for strategic planning. Company management believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions, the operating expense structure of the Company's existing and acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses, and the transaction and integration expenses incurred in connection with recently acquired and divested product lines, and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and non-cash compensation expense. The Company believes it is useful to exclude certain expenses and revenues because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as impact of recent acquisitions, non-cash expense related to amortization of previously acquired tangible and intangible assets, and any related adjustments to their carrying values. The Company has adjusted for the impact of changes in currency exchange from certain revenues to evaluate comparable product growth rates on a constant currency basis. The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur. Company management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety, including the reconciliation of GAAP to non-GAAP financial measures.

The Company’s adjusted EBITDA expectations for fiscal 2025 exclude potential charges or gains that may be recorded during the fiscal year, relating to, among other things, non-cash compensation, business development, integration, and severance income or expense, loss on extinguishment of debt, and foreign currency revaluations. The Company does not attempt to provide reconciliations of forward-looking adjusted EBITDA to the comparable GAAP measure because the impact and timing of these potential charges or gains are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a material impact on GAAP measures of the Company’s financial performance.

Webcast and Conference Call Information
The Company will hold a teleconference call and live webcast on May 5, 2025, at 4:30 p.m. ET to discuss the results, followed by a question-and-answer session. To participate in the conference call dial 201-689-8261 a few minutes prior to 4:30 p.m. ET. The teleconference replay will be available approximately one hour following the completion of the event and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415. The conference number for the replay is 13752340.

The live webcast and replay can be accessed by going to the Investors section of the Artivion website at www.Artivion.com and selecting the heading Webcasts & Presentations.

About Artivion, Inc.
Headquartered in suburban Atlanta, Georgia, Artivion, Inc., is a medical device company focused on developing simple, elegant solutions that address cardiac and vascular surgeons’ most difficult challenges in treating patients with aortic diseases. Artivion’s four major groups of products include: aortic stent grafts, surgical sealants, On-X mechanical heart valves, and implantable cardiac and vascular human tissues. Artivion markets and sells products in more than 100 countries worldwide. For additional information about Artivion, visit our website, www.Artivion.com.

Forward-Looking Statements
Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include, but are not limited to, our beliefs and expectations about our revenue, year-over-year growth and growth drivers, earnings, currency impacts, and other financial measures and related information; our anticipated capital needs and capital structure; our beliefs about our competitive advantages and market opportunities; the expected impact on our business of the dynamic trade policy and tariff environment; our expected product mix and business strategy; anticipated quarterly fluctuations in our business; our beliefs and expectations about the impact of the November 2024 cybersecurity incident, including our expected timeline for returning to normal levels of inventory and backlog; the timeline for regulatory approval for AMDS and other products, including our expectation that NEXUS is on track to obtain FDA approval in the second half of 2026; the benefits of receiving the Humanitarian Device Exemption and Breakthrough Designation for AMDS; our expected geographies and timeframes for commercializing our products; that our revenues for the full year 2025 will be in the range of $423 to $435 million, representing revenue growth of between 11% to 14% compared to 2024 on a constant currency basis; and that we expect non-GAAP adjusted EBITDA to increase between 18% and 28% for the full year 2025 compared to 2024, resulting in non-GAAP adjusted EBITDA in the range of $84 to $91 million in 2025. These forward-looking statements are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations, including, but not limited to, the unpredictability of the timing and outcome of regulatory decisions and other regulatory developments; risks relating to our international operations; the benefits anticipated from our 2024 credit facility, the Ascyrus Medical LLC transaction and Endospan agreements, and our operational improvements in our tissue and stent graft business may not be achieved at all or at the levels we anticipate or had originally anticipated; the benefits anticipated from our clinical trials and regulatory approvals may not be achieved or achieved on our anticipated timelines; the uncertainty regarding potential unknown or future impacts of the November 2024 cybersecurity incident; and the benefits anticipated from our expansion into APAC and LATAM may not be achieved or achieved on our anticipated timelines. These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2025, and our Form 10-Q for the quarter ended March 31, 2025. Artivion does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues:
Products	$78,798	$71,114
Preservation services	20,180	26,317
Total revenues	98,978	97,431

Cost of products and preservation services:
Products	25,263	23,750
Preservation services	10,138	10,735
Total cost of products and preservation services	35,401	34,485

Gross margin	63,577	62,946

Operating expenses:
General, administrative, and marketing	54,704	30,689
Research and development	6,728	6,946
Total operating expenses	61,432	37,635

Operating income	2,145	25,311

Interest expense	7,663	7,826
Interest income	(144)	(374)
Loss on extinguishment of debt	—	3,669
Other (income) expense, net	(3,079)	1,409

(Loss) income before income taxes	(2,295)	12,781
Income tax (benefit) expense	(1,790)	5,248

Net (loss) income	$(505)	$7,533

(Loss) income per share:
Basic	$(0.01)	$0.18
Diluted	$(0.01)	$0.18

Weighted-average common shares outstanding:
Basic	42,232	41,290
Diluted	42,232	47,886

Net (loss) income	$(505)	$7,533
Other comprehensive income:
Foreign currency translation adjustments, net of tax	6,331	(1,528)
Comprehensive income	$5,826	$6,005

Artivion, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
In Thousands

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$37,693	$53,463
Trade receivables, net	87,802	79,462
Other receivables	7,956	6,431
Inventories	81,927	79,766
Deferred preservation costs	52,375	51,701
Prepaid expenses and other	19,544	19,257
Total current assets	287,297	290,080

Goodwill	245,069	240,958
Acquired technology, net	127,530	128,051
Operating lease right-of-use assets, net	39,229	39,726
Property and equipment, net	37,810	36,403
Other intangibles, net	28,517	28,332
Deferred tax assets, net	684	1,068
Other long-term assets	25,027	24,483
Total assets	$791,163	$789,101

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,695	$17,971
Accrued compensation	12,294	18,342
Accrued expenses	11,520	11,834
Accrued interest	6,757	8,170
Taxes payable	1,605	2,934
Accrued procurement fees	1,982	1,704
Current maturities of operating leases	4,575	4,489
Current portion of finance lease obligations	669	601
Current portion of long-term debt, net	135	195
Other current liabilities	708	583
Total current liabilities	51,940	66,823

Long-term debt, net	314,611	314,152
Contingent consideration	50,050	52,880
Non-current maturities of operating leases	39,353	39,988
Deferred tax liabilities, net	21,532	20,183
Deferred compensation liability	8,070	7,977
Non-current finance lease obligations	3,016	2,833
Other long-term liabilities	8,339	8,065
Total liabilities	$496,911	$512,901

Commitments and contingencies

Stockholders’ equity:
Preferred stock $0.01 par value per share, 5,000 shares authorized, no shares issued	—	—
Common stock $0.01 par value per share, 75,000 shares authorized, 44,190 and 43,432 shares issued as of March 31, 2025 and December 31, 2024, respectively	442	434
Additional paid-in capital	388,825	376,607
Retained deficit	(61,771)	(61,266)
Accumulated other comprehensive loss	(18,596)	(24,927)
Treasury stock, at cost, 1,487 shares as of March 31, 2025 and December 31, 2024	(14,648)	(14,648)
Total stockholders’ equity	294,252	276,200

Total liabilities and stockholders’ equity	$791,163	$789,101

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
In Thousands
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net cash flows from operating activities:
Net (loss) income	$(505)	$7,533

Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	5,446	5,909
Non-cash compensation	8,045	3,478
Non-cash lease expense	1,226	1,920
Write-down of inventories and deferred preservation costs	1,312	723
Deferred income taxes	—	4,299
Change in fair value of contingent consideration	(2,830)	(17,470)
Loss on extinguishment of debt	—	3,669
Other	(2,891)	644
Changes in operating assets and liabilities:
Receivables	(7,922)	(3,334)
Inventories and deferred preservation costs	(2,453)	(1,380)
Prepaid expenses and other assets	(327)	(2,268)
Accounts payable, accrued expenses, and other liabilities	(16,054)	(9,216)
Net cash flows used in operating activities	(16,953)	(5,493)

Net cash flows from investing activities:
Capital expenditures	(3,638)	(3,611)
Net cash flows used in investing activities	(3,638)	(3,611)

Net cash flows from financing activities:
Proceeds from issuance of long-term debt	—	190,000
Proceeds from revolving credit facility	—	30,000
Repayment of debt	(66)	(211,627)
Proceeds from exercise of stock options and issuance of common stock	4,181	3,528
Payment of debt issuance costs	—	(9,998)
Principal payments on short-term notes payable	—	(1,027)
Other	(178)	(139)
Net cash flows provided by financing activities	3,937	737

Effect of exchange rate changes on cash and cash equivalents	884	545
Decrease in cash and cash equivalents	(15,770)	(7,822)

Cash and cash equivalents beginning of period	53,463	58,940
Cash and cash equivalents end of period	$37,693	$51,118

Artivion, Inc. and Subsidiaries
Financial Highlights
In Thousands
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Products:
Aortic stent grafts	$36,602	$32,103
On-X	21,574	19,681
Surgical sealants	18,106	16,981
Other	2,516	2,349
Total products	78,798	71,114

Preservation services	20,180	26,317
Total revenues	$98,978	$97,431

North America	47,793	50,928
Europe, the Middle East, and Africa	37,045	33,588
Asia Pacific	8,214	7,609
Latin America	5,926	5,306
Total revenues	$98,978	$97,431

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Revenues
$ In Thousands
(Unaudited)

	Revenues for the Three Months Ended March 31,				Percent Change From Prior Year
	2025	2024
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$36,602	$32,103	$(1,308)	$30,795	19%
On-X	21,574	19,681	(272)	19,409	11%
Surgical sealants	18,106	16,981	(317)	16,664	9%
Other	2,516	2,349	(4)	2,345	7%
Total products	78,798	71,114	(1,901)	69,213	14%

Preservation services	20,180	26,317	(67)	26,250	-23%
Total	$98,978	$97,431	$(1,968)	$95,463	4%

North America	47,793	50,928	(152)	50,776	-6%
Europe, the Middle East, and Africa	37,045	33,588	(1,210)	32,378	14%
Asia Pacific	8,214	7,609	—	7,609	8%
Latin America	5,926	5,306	(606)	4,700	26%
Total	$98,978	$97,431	$(1,968)	$95,463	4%

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
General, Administrative, and Marketing Expense, EBITDA, Adjusted EBITDA, and Free Cash Flows
In Thousands
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Reconciliation of G&A expenses, GAAP to adjusted G&A, non-GAAP:
General, administrative, and marketing expense, GAAP	$54,704	$30,689
Business development, integration, and severance income	(2,784)	(17,387)
Cybersecurity incident	4,450	—
Adjusted G&A, non-GAAP	$53,038	$48,076

	Three Months Ended March 31,
	2025	2024
Reconciliation of net (loss) income, GAAP and EBITDA, non-GAAP to adjusted EBITDA, non-GAAP:
Net (loss) income, GAAP	$(505)	$7,533
Adjustments:
Interest expense	7,663	7,826
Interest income	(144)	(374)
Income tax (benefit) expense	(1,790)	5,248
Depreciation and amortization expense	5,446	5,909
EBITDA, non-GAAP	10,670	26,142

Non-cash compensation	8,045	3,478
Business development, integration, and severance income	(3,057)	(17,387)
Cybersecurity incident	4,746	—
Loss on extinguishment of debt	—	3,669
(Gain) loss on foreign currency revaluation	(2,856)	1,410

Adjusted EBITDA, non-GAAP	$17,548	$17,312

	Three Months Ended March 31,
	2025	2024
Reconciliation of cash flows from operating activities, GAAP to free cash flows, non-GAAP:
Net cash flows provided by operating activities	(16,953)	(5,493)
Capital expenditures	(3,638)	(3,611)
Free cash flows, non-GAAP	$(20,591)	$(9,104)

Artivion Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Net Income and Diluted Income Per Common Share
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended March 31,
	2025	2024
GAAP:
(Loss) income before income taxes	$(2,295)	$12,781
Income tax (benefit) expense	$(1,790)	$5,248
Net (loss) income	$(505)	$7,533

Diluted (loss) income per common share	$(0.01)	$0.18

Diluted weighted-average common shares outstanding	42,232	47,886

Reconciliation of (loss) income before income taxes, GAAP to adjusted income, non-GAAP:
(Loss) income before income taxes, GAAP:	$(2,295)	$12,781
Adjustments:
Amortization expense	3,388	3,867
Business development, integration, and severance income	(3,057)	(17,387)
Non-cash interest expense	543	580
Cybersecurity incident	4,746	—
Loss on extinguishment of debt	—	3,669
Adjusted income before income taxes, non-GAAP	3,325	3,510

Income tax expense calculated at a tax rate of 25%	831	878
Adjusted net income, non-GAAP	$2,494	$2,632

Reconciliation of diluted (loss) income per common share, GAAP to adjusted diluted income per common share, non-GAAP:
Diluted (loss) income per common share, GAAP:	$(0.01)	$0.18
Adjustments:
Amortization expense	0.08	0.09
Business development, integration, and severance income	(0.07)	(0.41)
Non-cash interest expense	0.01	0.01
Cybersecurity incident	0.11	—
Loss on extinguishment of debt	—	0.09
Tax effect of non-GAAP adjustments	(0.03)	0.05
Effect of 25% tax rate	(0.03)	0.05
Adjusted diluted income per common share, non-GAAP	$0.06	$0.06

Reconciliation of diluted weighted-average common shares outstanding GAAP to diluted weighted-average common shares outstanding, non-GAAP:
Diluted weighted-average common shares outstanding, GAAP:	42,232	47,886
Adjustments:
Effect of dilutive stock options and awards	1,306	—
Effect of convertible senior notes	—	(5,707)
Diluted weighted-average common shares outstanding, non-GAAP	43,538	42,179